Exhibit 10.39

                          ACKNOWLEDGEMENT OF DEFAULT
                     AND ASSIGNMENT OF PAYMENTS AGREEMENT


          ACKNOWLEDGEMENT OF DEFAULT AND ASSIGNMENT OF PAYMENTS AGREEMENT, dated as of February 15, 2002, among J Net Enterprises, Inc., a Nevada corporation ("J Net") and InterWorld Corporation, a Delaware corporation ("InterWorld").

                           W I T N E S S E T H :

          WHEREAS, on June 30, 2001, InterWorld and J Net entered into a credit facility whereby J Net agreed to loan up to $20,000,000 to InterWorld (the "Credit Facility");

          WHEREAS, on June 30, 2001, to secure indebtedness under the Credit Facility, J Net and InterWorld entered into a security agreement granting J Net a security interest in certain collateral of InterWorld, including all of its intellectual property (the "Security Agreement");

          WHEREAS, on February 8, 2002, to further secure indebtedness under the Credit Facility, J Net and InterWorld entered into a security agreement granting J Net a security interest in certain trademarks and service marks of InterWorld (the "IP Security Agreement," and together with the Security Agreement, the "Security Agreements");

          WHEREAS, as of the date hereof, InterWorld is currently in default of the approximate amount of $17,000,000 outstanding under the Credit Facility;

          WHEREAS, InterWorld and Titan Technologies, LP d/b/a Titan Ventures, LP ("Titan") have entered into an alliance agreement, dated February 15, 2002 (the "Master Alliance Agreement") pursuant to which Titan has agreed to make use of Interworld's intellectual property to market software products on behalf of InterWorld;

          WHEREAS, J Net wishes to exercise its interest in InterWorld's intellectual property pursuant to Section 4 of the Security Agreement and SS 9-607 of the Uniform Commercial Code of the State of New York ("UCC") by requiring Titan to make any and all payments due under Section 3.3 of the Master Alliance Agreement as directed by J Net until such time as such payments satisfy the secured indebtedness in full; and

          WHEREAS, the InterWorld is willing to consent to the waiver of any applicable notice requirements under the UCC, and to cause Titan to make any and all payments due under Section 3.3 of the Master Alliance Agreement as directed by J Net until such time as such payments satisfy the secured indebtedness in full.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Acknowledgement of Default and Monies Owed. ACKNOWLEDGEMENT OF DEFAULT AND MONIES OWED acknowledges and agrees that: (A) InterWorld is in default (beyond any and all applicable grace periods) under the Credit Facility and Security Agreements, including without limitation, as a result of its failure to make monthly payments of principal and interest due under the Credit Facility; (B) InterWorld has received timely and proper notice of its default under the Credit Facility and Security Agreement, (C) the entire outstanding principal balance of the Credit Facility is now due and payable, together with all accrued interest thereon and all other sums owed J Net under the Credit Facility; (D) the acceleration of the principal balance of the Note was duly and properly declared by J Net and, accordingly, the entire outstanding principal balance of the Credit Facility in the approximate amount of $17,000,000 is now due and payable together with all accrued interest thereon and all other sums and charges due under the Credit Facility (the "Indebtedness"); and (E) InterWorld has no claims, defenses, setoffs or counterclaims of any kind or nature whatsoever or in respect of the Indebtedness, the Credit Facility or against J Net or otherwise.

          2. Assignment of Payments under the Master Alliance Agreement; Waiver of UCC Notice Provisions.

              (a) InterWorld hereby acknowledges that J Net has a properly perfected and enforceable security interest in, among certain other collateral, the Master Alliance Agreement. Interworld hereby agrees that J Net may exercise all of its rights pursuant to UCC SS9-607, with respect to amounts payable by Titan to InterWorld under Section 3.3 of the Master Alliance Agreement. InterWorld hereby authorizes J Net and its assigns to collect any such amounts payable under Section 3.3 the Master Alliance Agreement directly from Titan, and, upon request of J Net, to so instruct Titan to make payments as directed by J Net. InterWorld hereby expressly authorizes J Net to instruct Titan to make payments as directed by J Net, in the event InterWorld fails to so instruct Titan. InterWorld hereby expressly agrees that J Net may enforce the obligations of Titan with respect to
Section 3.3 of the Master Alliance Agreement and exercise the rights of InterWorld with respect to the obligations of Titan. The exercise of this right, power and remedy with respect to amounts payable under Section 3.3 of the Master Alliance Agreement shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies with respect to other amounts payable under the Master Alliance Agreement, or any other agreement with respect to the secured collateral.

              (b) Interworld hereby expressly waives all rights it may have or may have to receive notices under the Security Agreements, UCC SS 9-611 and UCC SS 9-620.

          3. No Waiver. InterWorld hereby acknowledges that this Agreement shall not be deemed a waiver by J Net of any default by InterWorld or be deemed to have released InterWorld from any of their obligations under the Credit Facility and/or the Security Agreements. Each of the rights, powers, and remedies provided herein now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on InterWorld in any case shall entitle InterWorld to any other notice or demand in similar or other circumstances.

          4. InterWorld's Covenants. InterWorld hereby covenants with J Net that during the term of this Agreement: (a) InterWorld shall fulfill and perform each and every term, covenant and provision of the Master Alliance Agreement to be fulfilled or performed by InterWorld thereunder, (b) InterWorld shall, in the manner provided for in this Agreement, give prompt notice to J Net of any notice received by InterWorld under the Master Alliance Agreement, together with a complete copy of any such notice, (c) Interworld shall enforce, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Master Alliance Agreement to be performed or observed, and (d) InterWorld shall not terminate or amend any of the terms or provisions of the Master Alliance Agreement, except as may be permitted pursuant to the terms of the Master Alliance Agreement and done in the ordinary course of business, without the prior written consent of J Net which consent may be withheld by J Net in J Net's sole discretion.

          5. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

          6. Notices. All notices or other written communications to InterWorld or J Net hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to InterWorld or J Net at their addresses set forth in the Security Agreements or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Agreement, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

          Either party by notice to the other may designate additional or different addresses for subsequent notices or communication.

          7. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of InterWorld or J Net, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          8. Liability. This Agreement shall be binding upon and inure to the benefit of InterWorld and J Net and their respective successors and assigns forever.

          9. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          10. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          11. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.
The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          12. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          13. Miscellaneous. (a) Wherever pursuant to this Agreement (i) J Net exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to J Net, or (iii) any other decision or determination is to be made by J Net, the decision of J Net to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by J Net, shall be in the sole and absolute discretion of J Net and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

              (b) Wherever pursuant to this Agreement it is provided that InterWorld pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of InterWorld, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

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          IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date and year first written above.

                              J NET ENTERPRISES, INC.

                              By: /s/ Mark W. Hobbs
                              ____________________________________________
                              Name:  Mark W. Hobbs
                              Title: President and Chief Operating Officer


                              INTERWORLD CORPORATION

                              By: /s/ Steven L. Korby
                              _____________________________________________
                              Name:  Steven L. Korby
                              Title: Executive Vice President and
                                     Chief Financial Officer